UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2016

ASHLAND GLOBAL HOLDINGS INC.	ASHLAND LLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Kentucky
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

333-211719	1-32532
(Commission File Number)	(Commission File Number)

81-2587835	20-0865835
(IRS Employer Identification No.)	(IRS Employer Identification No.)

50 E. RiverCenter Boulevard Covington, KY 41011	50 E. RiverCenter Boulevard Covington, KY 41011
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(859) 815-3333	(859) 815-3333
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Separation Agreement

On September 22, 2016, Ashland Global Holdings Inc. (“Ashland”) entered into a separation agreement with Valvoline Inc. (“Valvoline”) to facilitate the separation of Ashland and Valvoline into two separate companies (the “Separation”). The separation agreement sets forth the agreements between Ashland and Valvoline regarding the principal actions to be taken in connection with the Separation. It also sets forth other agreements that govern aspects of the relationship between Ashland and Valvoline following the initial Separation.

Transfer of Assets and Assumption of Liabilities. The separation agreement identifies certain transfers of assets and assumptions of liabilities that are necessary in advance of the Separation so that Ashland and Valvoline retain the assets of, and the liabilities associated with, their respective businesses.

However, certain liabilities that are not associated with Ashland’s specialty chemicals and performance materials businesses (the “Ashland businesses”) or the Valvoline business have been allocated regardless of which business they are associated with (if any). For example, Ashland has retained, or assumed from Valvoline, substantially all liabilities arising from or relating to the exposure of any person to asbestos from the manufacture, production, sale, distribution, conveyance or placement in the stream of commerce on or prior to the date of the Separation of any product or other item, as well as from repair, use, abatement or disposal on or prior to the date of the Separation of any building material or equipment containing asbestos, regardless of whether related to the Ashland businesses or the Valvoline business. In addition, Ashland has retained, or assumed from Valvoline, all environmental liabilities, known or unknown, arising from or relating to the Ashland businesses or any other historical business of Ashland LLC (formerly Ashland Inc.), other than the Valvoline business, arising or relating to events, conduct or conditions occurring prior to, on or after the date of the Separation. The separation agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between Ashland and Valvoline.

Internal Transactions. The separation agreement describes certain internal transactions related to the Separation that have occurred prior to the Separation.

Intercompany Arrangements. All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between Ashland, on the one hand, and Valvoline, on the other hand, have terminated effective as of the Separation, except specified agreements and arrangements that are intended to survive the Separation.

Shared Liabilities. The tax matters agreement, employee matters agreement and shared environmental liabilities agreement describe certain current and future liabilities that will be shared between Ashland and Valvoline following the Separation. These agreements respectively specify the portion of the economic costs of such liabilities between Ashland and Valvoline and establish a process for managing, defending and resolving, as well as sharing the costs related to, such liabilities as between Ashland and Valvoline.

Credit Support. Valvoline has agreed to use reasonable best efforts to arrange, prior to the Separation, for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support currently provided by or through Ashland or any of its affiliates for the benefit of the Valvoline business.

Representations and Warranties. In general, neither Ashland nor Valvoline have made representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the separation agreement, all assets have been transferred on an “as is”, “where is” basis.

Further Assurances. Ashland and Valvoline will use reasonable best efforts to effect any transfers contemplated by the separation agreement that have not been consummated prior to the Separation as promptly as practicable following the initial Separation. In addition, Ashland and Valvoline will use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly as practicable following the Separation.

The Initial Public Offering. The separation agreement governs Ashland’s and Valvoline’s respective rights and obligations regarding the recently completed initial public offering of Valvoline (the “IPO”). Ashland has the sole and absolute discretion to determine the terms of, and whether to proceed with, any subsequent spin-off or disposition of Valvoline stock by Ashland following the IPO.

Conditions. The separation agreement also provides that several conditions must be satisfied or waived by Ashland in its sole and absolute discretion before the Separation can occur.

Exchange of Information. Ashland and Valvoline have agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, regulatory, litigation and other similar requests. Ashland and Valvoline also agree to use reasonable best efforts to retain such information in accordance with Ashland’s record retention policies as in effect on the date of the separation agreement. Each party will also agree to use its reasonable best efforts to assist the other with its financial reporting and audit obligation for an agreed period of time.

Release of Claims. Ashland and Valvoline have each agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Separation have been the other’s shareholders, directors, officers, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Separation. These releases are subject to exceptions set forth in the separation agreement.

Indemnification. Ashland and Valvoline have each agreed to indemnify the other and each of the other’s current and former directors, officers and employees, and each of the heirs, administrators, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the separation of the Ashland and Valvoline businesses. The amount of either Ashland’s or Valvoline’s indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The separation agreement also specifies procedures regarding claims subject to indemnification.

The separation agreement is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Transition Services Agreement

In order to help ensure an orderly transition, on September 22, 2016, Ashland entered into a transition services agreement pursuant to which it will, for a limited time following the completion of the IPO, provide Valvoline with various corporate support services, including certain accounting, human resources, information technology, office and building, risk, security, tax and treasury services. Ashland may also provide Valvoline with additional services that Ashland and Valvoline may identify from time to time in the future. In general, the services will begin following the initial Separation and cover a period not expected to exceed 24 months.

Ashland has agreed to perform the services with the same standard of quality and care as it uses in servicing its own business, and in any event with at least the same level of quality and care as such services were provided to the Valvoline business during the preceding year. Ashland and Valvoline have agreed to cooperate in connection with the performance of the services, provided that such cooperation does not unreasonably disrupt Ashland’s or Valvoline’s operations, and Ashland has agreed to use commercially reasonable efforts, at Valvoline’s expense, to obtain any third-party consents required for the performance of the services.

The services will be provided by Ashland without representation or warranty of any kind. Ashland will have no liability with respect to its furnishing of the services except to the extent occasioned by its bad faith, willful misconduct, fraud, gross negligence or willful breach of the agreement.

Under the transition services agreement, Ashland and Valvoline are each obligated to maintain the confidentiality of the other’s confidential information for five years following the termination of the transition services agreement, subject to certain exceptions. Ashland and Valvoline retain all rights, title and interest in and to their respective intellectual property used in the provision of services under the agreement.

The transition services agreement specifies the costs to Valvoline for the services. These costs will be consistent with expenses that Ashland has historically allocated or incurred with respect to such services, plus a mark-up of five percent.

The transition services agreement is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Reverse Transition Services Agreement

In order to help ensure an orderly transition, on September 22, 2016, Valvoline entered into a reverse transition services agreement pursuant to which it will, for a limited time following the completion of this offering, provide Ashland with various corporate support services, including certain human resources, information technology, office and building, security and tax services, as well as certain regulatory compliance services required during the period in which Valvoline remains a majority-owned subsidiary of Ashland. Valvoline may also provide Ashland with additional services that Valvoline and Ashland may identify from time to time in the future. In general, the services will begin following the initial Separation and cover a period not expected to exceed 24 months.

Valvoline has agreed to perform the services with the same standard of quality and care as it uses in servicing its own business, and in any event with at least the same level of quality and care as such services were provided to the Ashland businesses during the preceding year. Valvoline and Ashland have agreed to cooperate in connection with the performance of the services, provided that such cooperation does not unreasonably disrupt Valvoline’s or Ashland’s operations, and Valvoline has agreed to use commercially reasonable efforts, at Ashland’s expense, to obtain any third-party consents required for the performance of the services.

The services will be provided by Valvoline without representation or warranty of any kind. Valvoline will have no liability with respect to its furnishing of the services except to the extent occasioned by its bad faith, willful misconduct, fraud, gross negligence or willful breach of the agreement.

Under the reverse transition services agreement, Valvoline and Ashland are each obligated to maintain the confidentiality of the other’s confidential information for five years following the termination of the reverse transition services agreement, subject to certain exceptions. Valvoline and Ashland retain all rights, title and interest in and to their respective intellectual property used in the provision of services under the agreement.

The reverse transition services agreement specifies the costs to Ashland for the services. These costs will be consistent with expenses that Ashland has historically allocated or incurred with respect to such services, plus a mark-up of five percent.

The reverse transition services agreement is attached as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Tax Matters Agreement

On September 22, 2016, Ashland and Valvoline entered into a tax matters agreement that governs the rights, responsibilities and obligations of Ashland and Valvoline after the closing of the IPO with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests) (the “Tax Matters Agreement”).

Valvoline will be included in the U.S. federal consolidated group tax return, and possibly certain combined or similar group tax returns, with Ashland (the “Ashland Group Returns”) for the period starting approximately on the date of the closing of the IPO and through the date of the distribution by Ashland to its shareholders of Ashland’s remaining shares of Valvoline common stock. We refer to this period as the “Interim Period” and to this distribution as the “Final Separation”. Under the Tax Matters Agreement, Ashland will generally make all necessary tax payments to the relevant tax authorities with respect to Ashland Group Returns, and Valvoline will make tax sharing payments to Ashland. The amount of Valvoline’s tax sharing payments will generally be determined as if Valvoline and each of its relevant subsidiaries included in the Ashland Group Returns filed its own consolidated, combined or separate tax returns for the Interim Period that include only Valvoline and/or its relevant subsidiaries, as the case may be.

For taxable periods that begin on or after the day after the date of the Final Separation, Valvoline will no longer be included in any Ashland Group Returns and will file tax returns that include only Valvoline and/or its subsidiaries, as appropriate. Valvoline will not be required to make tax sharing payments to Ashland for those taxable periods. Nevertheless, Valvoline has (and will continue to have following the Final Separation) joint and several liability with Ashland to the IRS for the consolidated U.S. federal income taxes of the Ashland consolidated group for the taxable periods in which Valvoline was part of the Ashland consolidated group.

The Tax Matters Agreement also generally provides that Valvoline will indemnify Ashland for the following taxes:

•	Taxes of Valvoline for all taxable periods that begin on or after the day after the date of the Final Separation;

•	Taxes of Valvoline Inc. for the Interim Period, and taxes of subsidiaries of Valvoline Inc. for all taxable periods that end on or before the date of the Final Separation, that are not attributable to Ashland Group Returns;

•	Taxes for any tax period prior to the closing of the IPO (the “Pre-IPO Period”) that arise on audit or examination and are directly attributable to the Valvoline business;

•	Certain U.S. federal, state or local taxes for the Pre-IPO Period of Ashland and/or its subsidiaries for that period that arise on audit or examination and are directly attributable to neither the Valvoline business nor the Ashland businesses; and

•	Transaction Taxes (as described below) that are allocated to Valvoline under the Tax Matters Agreement.

The Tax Matters Agreement also provides that Valvoline will indemnify Ashland for any taxes (and reasonable expenses) resulting from the failure of the Final Separation to qualify for non-recognition of gain and loss or certain reorganization transactions related to the Separation or the Final Separation to qualify for their intended tax treatment (“Transaction Taxes”), where the taxes result from (1) breaches of covenants that Valvoline has agreed to in connection with these transactions (including covenants containing the restrictions described below that are designed to preserve the tax-free nature of the Final Separation), (2) the application of certain provisions of U.S. federal income tax law to the Final Separation with respect to acquisitions of Valvoline’s common stock or (3) any other actions that Valvoline knows or reasonably should expect would give rise to such taxes. The Tax Matters Agreement also requires Valvoline to indemnify Ashland for a portion of certain other Transaction Taxes allocated to Valvoline based on Valvoline’s market capitalization relative to the market capitalization of Ashland.

Valvoline will generally have either sole control, or joint control with Ashland, over any audit or examination related to taxes for which Valvoline is required to indemnify Ashland.

The Tax Matters Agreement imposes certain restrictions on Valvoline and Valvoline’s subsidiaries (including restrictions on share issuances or repurchases, business combinations, sales of assets, and similar transactions) that will be designed to preserve the tax-free nature of the Final Separation. These restrictions will apply for the two-year period after the Final Separation. However, Valvoline will be able to engage in an otherwise restricted action if Valvoline obtains an appropriate opinion from counsel or ruling from the IRS.

The Tax Matters Agreement is attached as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Employee Matters Agreement

On September 22, 2016, Ashland and Valvoline entered into an employee matters agreement that addresses employment, compensation and benefits matters, including the allocation and treatment of assets and liabilities relating to Valvoline’s employees and the compensation and benefit plans and programs in which Valvoline’s employees participate prior to the Final Separation, as well as other human resources, employment and employee benefit matters.

Employment-Related Liabilities. Valvoline generally has assumed responsibility for all employment-related liabilities of or relating to Valvoline’s current and former employees, former employees who were employed by a terminated, divested or discontinued Valvoline business, former U.S. employees of any other terminated, divested or discontinued business and former U.S. employees of a shared resource group.

Benefit and Welfare Plans. Following the closing of the IPO and prior to the Final Separation, Valvoline will establish benefit plans for its employees that generally will recognize all service, compensation and other factors affecting benefit determinations to the same extent recognized under the corresponding Ashland benefit plan. Until such time, claims incurred by Valvoline’s employees will continue to be covered under Ashland’s benefit plans, and Valvoline will reimburse Ashland for such costs if they are not otherwise charged to Valvoline in the ordinary course.

Pension and Retirement Plans. Valvoline has assumed responsibility for certain Ashland qualified and nonqualified pension and retirement plans as well as a portion of the trusts or other funding vehicles that have been established to fund such plans. Specifically, prior to the IPO, Valvoline assumed all liabilities and assets relating to the Ashland Hercules pension plan, other than liabilities and assets relating to active employees who are covered by the Hopewell collective bargaining agreement, which has been retained by Ashland. In addition, Valvoline will assume responsibility for certain Ashland excess benefit and supplemental pension plan liabilities, as well as the portions of the Ashland nonqualified deferred compensation plans that relate to Valvoline’s employees and our non-employee directors. Prior to the Final Separation, Valvoline will establish one or more defined contributions plans that will accept a trust-to-trust transfer of its employees’ account balances from the Ashland 401(k) plan.

Labor Matters. Valvoline will assume and comply with any collective bargaining arrangements that cover its employees.

Long-Term Incentive Equity Compensation. No adjustments have been made to outstanding Ashland long-term incentive equity compensation awards in connection with the IPO. Outstanding Ashland long-term incentive equity compensation awards held by Valvoline’s employees at the time of the Final Separation will be converted entirely into equivalent awards with respect to Valvoline common stock at the time of the Final Separation, with adjustments designed to preserve the aggregate value of the award. In addition, outstanding 2015-2017 LTIP performance units held by Valvoline’s employees at the time of the Final Separation will be converted into Valvoline time-based restricted stock units, based on performance achieved as of the Final Separation. Any outstanding 2016-2018 LTIP performance units and any performance units granted following the IPO that are held by Valvoline’s employees at the time of the Final Separation will be converted into Valvoline time-based restricted stock units based on performance achieved through the end of the applicable performance period, in accordance with the terms of the award. Outstanding 2014-2016 LTIP performance units will vest in November 2016 and will be settled in Ashland common stock in accordance with their terms. Long-term incentive awards granted outside of the U.S. will generally be treated as described above, except to the extent otherwise required by local law.

The employee matters agreement is attached as Exhibit 10.5 to this Current Report and incorporated herein by reference.

Registration Rights Agreement

On September 22, 2016, Ashland and Valvoline entered into a registration rights agreement with customary representations, warranties and covenants, pursuant to which Valvoline has granted Ashland and its affiliates certain registration rights with respect to Valvoline’s common stock owned by Ashland. The registration rights agreement is attached as Exhibit 10.6 to this Current Report and incorporated herein by reference.

Item  2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in Ashland LLC’s Current Report on Form 8-K filed with the SEC on July 11, 2016, Valvoline Finco One LLC, a former Delaware limited liability company (“Finco One”) and a former, indirect finance subsidiary of Ashland and Valvoline, entered into a Credit Agreement (as amended or otherwise modified from time to time, the “Valvoline Credit Agreement”) dated as of July 11, 2016, among Finco One, as the Initial Borrower, The Bank of Nova Scotia, as Administrative Agent, Citibank, N.A., as Syndication Agent, and the Lenders party thereto. The Valvoline Credit Agreement provides for an aggregate principal amount of $1,325 million in senior secured credit facilities, comprised of (i) a five-year $875 million term loan A facility (the “Term Loan Facility”) and (ii) a five-year $450 million revolving credit facility (the “Revolving Facility”).

On September 26, 2016, Finco One merged with and into Valvoline, and, pursuant to the terms of the Valvoline Credit Agreement, Valvoline became party to the Valvoline Credit Agreement as the Borrower thereunder. On the same day, Valvoline borrowed $875 million of term loans under its Term Loan Facility and contributed the net proceeds to Ashland LLC.

On September 27, 2016, Valvoline borrowed $137 million of revolving credit loans under its Revolving Facility and contributed the proceeds to a subsidiary of Ashland. Ashland expects to use the proceeds from the Valvoline borrowings above primarily to repay its existing debt.

On September 28, 2016, Valvoline, using the net proceeds from its IPO, repaid $500 million of outstanding term loans under its Term Loan Facility and the full amount of outstanding revolving credit loans under its Revolving Facility.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2016, the Personnel and Compensation Committee (the “P&C Committee”) of Ashland approved the freezing of the Ashland Inc. Supplemental Defined Contribution Plan for Certain Employees, effective September 30, 2016. There will be no new participants or contributions by participants to such plan following September 30, 2016. The P&C Committee also adopted the Ashland Non-Qualified Defined Contribution Plan for Certain Employees effective October 1, 2016.

The Ashland Non-Qualified Defined Contribution Plan for Certain Employees is attached as Exhibit 10.7 to this Current Report and is incorporated herein by reference.

Item 8.01.	Other Events.

Ashland and Valvoline today announced the closing of the IPO at a price to the public of $22.00 per share, including the underwriters’ full exercise of their option to purchase 4,500,000 shares to cover over-allotments. Ashland continues to hold 170,000,000 shares of Valvoline’s common stock which, following the completion of the IPO, represents approximately 83% of the economic interest in and voting power of Valvoline’s common stock. Valvoline’s common stock began trading September 23, 2016, on the New York Stock Exchange under the symbol “VVV.”

A registration statement on Form S-1 relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). The IPO was made only by means of a prospectus forming part of the effective registration statement.

A copy of the news release announcing the closing of the IPO is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.2	Transition Services Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.3	Reverse Transition Services Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.4	Tax Matters Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.5	Employee Matters Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.6	Registration Rights Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.7	Ashland Non-Qualified Defined Contribution Plan for Certain Employees.

99.1	News Release announcing the closing of the IPO dated September 28, 2016.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to the closing of the initial public offering of 34,500,000 shares of common stock of Valvoline (the “IPO”). In addition, Ashland and Valvoline may from time to time make forward-looking statements in their annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s and Valvoline’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s and Valvoline’s future operating performance and financial condition, the separation of Ashland’s specialty chemicals business and Valvoline, the IPO of Valvoline, the expected timetable for completing the separation, the strategic and competitive advantages of each company, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the separation will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to Ashland’s business in connection with the IPO, Ashland’s reorganization under a new holding company or separation; the potential that Ashland and Valvoline do not realize all of the expected benefits of the IPO, new holding company reorganization or separation or obtain the expected credit ratings following the IPO, new holding company reorganization or separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Valvoline’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: its substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Valvoline’s future cash flows, results of operations, financial condition and its ability to repay debt) and other liabilities; the strength of its reputation and brand; demand for its products and services; sales growth in emerging markets; the prices and margins of its products and services; its ability to develop and successfully market new products and implement its digital platforms; its ability to retain its largest customers; potential product liability claims; achievement of the expected benefits of the IPO or separation; operating as a standalone public company; its ongoing relationship with Ashland; failure, caused by Valvoline, of the Second Step Spin-off to qualify for tax-free treatment, which may result in significant tax liabilities to Ashland for which Valvoline may be required to indemnify Ashland; and the impact of acquisitions and/or divestitures Valvoline has made or may make (including the possibility that it may not realize the anticipated benefits from such transactions). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland and Valvoline that are described in Ashland’s most recent Form 10-K and its Form 10-Q for the quarterly period ended March 31, 2016 (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov and in Valvoline’s Registration Statement on Form S-1, as amended from time to time, under the caption “Risk Factors,” filed with the SEC and available on the SEC’s website at http://www.sec.gov. Ashland and Valvoline believe their expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland and Valvoline undertake no obligation to update any forward-looking statements made in this news release whether as a result of new information, future event or otherwise. Information on Ashland’s or Valvoline’s website is not incorporated into or a part of this Form 8-K.

Non-solicitation

This Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC. (Registrant)

September 28, 2016	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

ASHLAND LLC (Registrant)

/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Separation Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.2	Transition Services Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.3	Reverse Transition Services Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.4	Tax Matters Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.5	Employee Matters Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.6	Registration Rights Agreement dated as of September 22, 2016, between and among Ashland Global Holdings Inc. and Valvoline Inc.

10.7	Ashland Non-Qualified Defined Contribution Plan for Certain Employees.

99.1	News Release announcing the closing of the IPO dated September 28, 2016.